                                                                               .
                                                                               .
                                                                               .
                                                                       EXHIBIT D


                                                                                                            OTHER
                                                                                                          CHANGES IN
                                                                                                            STOCK-
                                                                                                           ISSUANCES
                                                                                                           OF STOCK
                                 BEGINNING                                                                RELATED TO       ENDING
CENTERPOINT ENERGY, INC.         BALANCE         INCOME FROM                 LOSS FROM     NET DEFERRED   BENEFIT AND      BALANCE
ROLLFORWARD OF                   MARCH 31,        CONTINUING                DISCONTINUED   GAIN FROM CASH  INVESTMENT       JUNE 30,
EQUITY (IN THOUSANDS)              2003          OPERATIONS     DIVIDENDS    OPERATIONS    FLOW HEDGES       PLANS          2003
------------------------       -------------     -----------    ---------   ------------  --------------  -----------    ----------
SHAREHOLDERS' EQUITY
 Common stock                  $     3,054             --            --             --             --             3          3,057
 Additional paid-in capital      2,886,669             --            --             --             --       (16,726)     2,869,943
 Unearned ESOP stock               (59,885)            --            --             --             --        42,873        (17,012)
 Retained earnings (deficit)      (927,556)        82,957       (64,796)       (19,734)            --            --       (929,129)
 Net deferred gain from cash
  flow hedges                      (66,832)            --            --             --         10,636            --        (56,196)
 Benefits - minimum liability
  adjustment                      (419,909)            --            --             --             --            --       (419,909)
                               -----------         ------       -------        -------         ------        ------      ---------
  TOTAL SHAREHOLDERS' EQUITY   $ 1,415,541         82,957       (64,796)       (19,734)        10,636        26,150      1,450,754
                               ===========         ======       =======        =======         ======        ======      =========

                                                  BEGINNING
CENTERPOINT ENERGY RESOURCES CORP.                 BALANCE                          OTHER
ROLLFORWARD OF EQUITY                             MARCH 31,                     COMPREHENSIVE                       ENDING BALANCE
(IN THOUSANDS)                                      2003          NET INCOME        INCOME            OTHER         JUNE 30, 2003
----------------------------------              -------------     ----------     -------------      ----------      --------------
STOCKHOLDER'S EQUITY
 Common stock                                    $        1               --               --               --                 1
 Paid-in Capital                                  1,986,364               --               --           (1,110)        1,985,254
 Retained earnings                                  132,976           14,658               --               --           147,634
 Accumulated other comprehensive income              10,850               --            8,647               --            19,497
                                                 ----------       ----------       ----------       ----------        ----------
  TOTAL STOCKHOLDER'S EQUITY                     $2,130,191           14,658            8,647           (1,110)        2,152,386
                                                 ==========       ==========       ==========       ==========        ==========

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC    BEGINNING BALANCE                                           ENDING BALANCE
ROLLFORWARD OF EQUITY (IN THOUSANDS)         MARCH 31, 2003                  NET INCOME                  JUNE 30, 2003
----------------------------------------    -----------------                ----------                 --------------
MEMBER'S EQUITY
 Common Stock                                  $        1                            --                             1
 Paid-in Capital                                2,205,039                            --                     2,205,039
 Retained earnings                                199,121                        99,383                       298,504
                                               ----------                    ----------                    ----------
  TOTAL MEMBER'S EQUITY                        $2,404,161                        99,383                     2,503,544
                                               ==========                    ==========                    ==========

                                       BEGINNING
                                        BALANCE
TEXAS GENCO HOLDINGS, INC.             MARCH 31,                                                             ENDING BALANCE
ROLLFORWARD OF EQUITY (IN THOUSANDS)      2003           NET INCOME        DIVIDENDS            OTHER        JUNE 30, 2003
------------------------------------  -------------      ----------        ----------         ----------     --------------
SHAREHOLDERS' EQUITY
 Common stock                          $        1                --                --                 --                 1
 Additional paid-in capital             2,878,502                --                --                 --         2,878,502
 Retained earnings (deficit)               13,568            33,293           (20,000)                 1            26,862
                                       ----------        ----------        ----------         ----------        ----------
  TOTAL SHAREHOLDERS' EQUITY           $2,892,071            33,293           (20,000)                 1         2,905,365
                                       ==========        ==========        ==========         ==========        ==========